Exhibit 99.1

NEXGEL Acquires 50% Interest in Newly Formed Joint Venture with C.G. Laboratories for

Converting and Packaging Business

Strategic investment in CG Labs’ revenue generating and already profitable business increases NEXGEL’s capacity, improves margins and streamlines supply chain

LANGHORNE, Pa. – March 2, 2023 – NEXGEL, Inc. (NASDAQ: NXGL, NXGLW), (“NEXGEL” or the “Company”), a leading provider of ultra-gentle, high-water-content hydrogel products for healthcare and consumer applications, announced today the acquisition of 50% interest in a newly formed joint venture (“JV”), CG Converting and Packaging, LLC, with C.G. Laboratories Inc. (“CG Labs”) for its converting and packaging business. The agreement is effective March 1, 2023.

CG Labs was established in 1983 as a microbiology laboratory founded by Dr. Glenn Crum. In 1996, it relocated to Granbury, TX and expanded its services to include medical device contract manufacturing. Since then, it has grown into a multi-service company with three distinct divisions including: Medical Device Laboratory, Medical Device Decontamination, and Contract Packaging. CG Labs current converting and packaging division has been one of NEXGEL’s largest customers for many years, is revenue generating, and already profitable.

“We are excited to announce this strategic opportunity with one of our largest and long-standing customers,” said Adam Levy, Chief Executive Officer of NEXGEL. “CG Labs converting and packaging division is already a successful and profitable business that has been one of NEXGEL’s largest customers for over 15 years. This transaction immediately increases capacity, improves margins and streamlines our supply chain. There are also significant synergies between the two operations, allowing for the onboarding of potential finished goods customers that in the past were not large enough to be practical for CG Labs or might be too large for NEXGEL to on board alone, as well as combined marketing and customer outreach.”

Under the terms of the agreement, this JV, named CG Converting and Packaging, LLC, will be owned 50% by NEXGEL. CG Labs will contribute its existing converting and packaging division to the JV, including, but not limited to, its facilities, equipment, employees, and customers. NEXGEL will contribute $500,000 to the JV to be used for equipment and facility upgrades as well as general corporate purposes. CG labs will continue to operate its medical device decontamination/disinfection and laboratory services business separately from the JV.

Russell Crum, CEO of CG Labs, stated, “After many years of operating a successful and profitable small business, it made strategic sense for our company to partner with NEXGEL, whom we have had a trusting, long standing relationship with. There are excellent synergies between our two companies that will allow us each to accelerate the growth of our businesses.”

About NEXGEL, INC.

NEXGEL is a leading provider of ultra-gentle, high-water-content hydrogels for healthcare and consumer applications. Based in Langhorne, Pa., the Company has developed and manufactured electron-beam, cross-linked hydrogels for over two decades. Alongside its strategic partners, NEXGEL has formulated more than 200 different combinations to bring natural ingredients to gentle skin patches that can be worn for long periods of time with little to no irritation.

Forward-Looking Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “confidence,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs, such as “will,” “should,” “would,” “may,” and “could,” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance, or achievements to be materially different from any anticipated results, performance, or achievements for many reasons. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise, except as required by law. For additional risks and uncertainties that could impact the Company’s forward-looking statements, please see the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, including but not limited to the discussion under “Risk Factors” therein, which the Company filed with the SEC and which may be viewed at http://www.sec.gov/.

Investor Contact:

Valter Pinto, Managing Director

KCSA Strategic Communications

212.896.1254

valter@kcsa.com

Media Contacts:

Raquel Cona / Michaela Fawcett

KCSA Strategic Communications

212.896.1204 / 978.995.4683

rcona@kcsa.com / mfawcett@kcsa.com

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